                                                                   EXHIBIT 5.1

                        [General Electric Company Letterhead]



                                   October 15, 1998





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:  11,630,850 Shares of Common Stock,
               $.16 par value per share, of General Electric Company
               -------------------------------------------------------

Ladies and Gentlemen:

          I am Corporate Counsel to General Electric Company, a New York corporation (the "Company"), and, in such capacity, I am familiar with the proceedings to date in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-4 (as the same may be subsequently amended, the "Registration Statement") relating to the registration of 11,630,850 shares of Common Stock, $.16 par value per share, of the Company (the "New Shares") pursuant to the terms of the Agreement and Plan of Merger dated as of September 20, 1998 among the Company, Emerald Merger Corp., a Wisconsin corporation and a wholly owned subsidiary of the Company ("Sub"), and Marquette Medical Systems, Inc., a Wisconsin corporation ("Marquette"), which provides for the merger (the "Merger") of Sub with and into Marquette, with Marquette surviving as a wholly owned subsidiary of the Company.

          Based on the foregoing, I am of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of New York.

          2. The New Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act and (ii) the Merger shall have become effective under the Business Corporation Law of the State of Wisconsin.

          The foregoing opinions are limited to the federal laws of the United States of America and the Business Corporation Law of the State of New York. I express no opinion as to the application of the securities or blue sky laws of the various states to the sale of the New Shares.

          I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to my name included in or made a part of the Registration Statement.

                                   Very truly yours,

                                   /s/ Robert E. Healing
                                   ------------------------
                                   Robert E. Healing